Exhibit 99.1

Andy Omiridis, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2023 FOURTH QUARTER AND YEAR-END RESULTS

Reports $62.1 Million of Net Income, Return on Equity of 20.4% and

Net Combined Ratio of 85.9% in 2023

DeRidder, LA – February 21, 2024 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the fourth quarter and year ended December 31, 2023.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$65,712	$66,073	-0.5%	$267,125	$271,698	-1.7%
Net investment income	8,077	7,642	5.7%	31,339	27,223	15.1%
Net realized gains on investments (pre-tax)	1,113	1,038	7.2%	6,579	3,440	91.3%
Net unrealized gains (losses) on equity securities (pre-tax)	5,120	4,892	NM	1,228	(8,092)	NM
Net income	19,181	20,778	-7.7%	62,108	55,602	11.7%
Diluted earnings per share	$1.00	$1.08	-7.4%	$3.23	$2.88	12.2%
Operating net income	14,257	16,093	-11.4%	55,940	59,277	-5.6%
Operating earnings per share	$0.74	$0.84	-11.9%	$2.91	$3.07	-5.2%
Book value per share	$15.28	$16.57	-7.8%	$15.28	$16.57	-7.8%
Net combined ratio	85.5%	82.0%		85.9%	83.6%
Return on average equity	24.4%	24.1%		20.4%	15.5%

G. Janelle Frost, President and Chief Executive Officer, commented: “AMERISAFE’s value proposition to our policyholders, agents, and shareholders rests on our service and delivering on our commitments to them. The Company collaborates closely with insured parties to assess risks, bolster safety measures, and meticulously handle claims to achieve optimal results. The Company’s disciplined approach resulted in gross premium written growth of 8.4% and a combined ratio of 85.5% for the fourth quarter, and a 20.4% ROAE for the full year. Our capital strength and approach to the high-hazard workers’ compensation market position AMERISAFE for solid performance and ability to create long-term shareholder value into the future.”

INSURANCE RESULTS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
	(in thousands)			(in thousands)
Gross premiums written	$60,324	$55,647	8.4%	$285,355	$276,110	3.3%

Net premiums earned	65,712	66,073	-0.5%	267,125	271,698	-1.7%
Loss and loss adjustment expenses incurred	36,455	36,524	-0.2%	148,263	152,316	-2.7%
Underwriting and certain other operating costs, commissions, salaries and benefits	18,988	17,421	9.0%	78,313	72,032	8.7%
Policyholder dividends	732	182	302.2%	2,957	2,699	9.6%

Underwriting profit (pre-tax)	$9,537	$11,946	-20.2%	$37,592	$44,651	-15.8%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%		71.0%	71.0%
Prior accident year loss ratio	-15.5%	-15.7%		-15.5%	-14.9%

Net loss ratio	55.5%	55.3%		55.5%	56.1%
Net underwriting expense ratio	28.9%	26.4%		29.3%	26.5%
Net dividend ratio	1.1%	0.3%		1.1%	1.0%

Net combined ratio	85.5%	82.0%		85.9%	83.6%

•

Voluntary premiums on policies written in the quarter were 4.7% higher than in the fourth quarter of 2022, primarily due to an increase in policy count partially offset by continued declines in approved loss costs. For the full year, voluntary premiums increased by 0.3%.

•

Payroll audits and related premium adjustments increased premiums written by $4.8 million in the fourth quarter of 2023, compared to an increase of $2.3 million in the fourth quarter of 2022. For the full year 2023, audits and related premium adjustments increased premiums by $24.0 million, compared to an increase of $14.0 million in 2022.

•

The loss ratio for both the fourth quarter and full year was 55.5%. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $10.2 million, primarily from accident years 2018 through 2021. For the full year, the Company experienced favorable development on prior accident years of $41.4 million, compared with $40.6 million in 2022. The Company attributes its lower claim severities for prior years to proactive claims handling.

•

For the quarter that ended December 31, 2023, the underwriting expense ratio was 28.9% compared with 26.4% in the same quarter in 2022, as a result of slightly lower earned premium and increased insurance related assessments. For the year ended December 31, 2023, the underwriting expense ratio was 29.3%, compared with 26.5% in 2022, largely due to slightly lower earned premium and increased insurance related assessments.

•

The effective tax rate for the full year 2023 was 19.7% compared with 17.8% for 2022. The rate was slightly higher than last year due to a decrease in the proportion of tax-exempt interest income relative to taxable interest income and underwriting profit.

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INVESTMENT RESULTS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
	(in thousands)			(in thousands)
Net investment income	$8,077	$7,642	5.7%	$31,339	$27,223	15.1%
Net realized gains on investments (pre-tax)	1,113	1,038	7.2%	6,579	3,440	91.3%
Net unrealized gains (losses) on equity securities (pre-tax)	5,120	4,892	NM	1,228	(8,092)	NM
Pre-tax investment yield	3.5%	3.1%		3.4%	2.7%
Tax-equivalent yield (1)	3.7%	3.4%		3.7%	3.4%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter and full year ended December 31, 2023, increased 5.7% to $8.1 million and 15.1% to $31.3 million, respectively, due to higher fixed income reinvestment rates in relation to portfolio rolloff.

•	Net unrealized gains on equity securities were $5.1 million in the fourth quarter. The full year unrealized gain of $1.2 million is reflective of favorable equity market returns during the year.

•	As of December 31, 2023, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $896.5 million.

CAPITAL MANAGEMENT

During the fourth quarter of 2023, the Company repurchased 46,741 shares at an average cost (including commissions and excise tax) of $46.45 per share for a total of $2.2 million. The remaining outstanding share repurchase authorization as of December 31, 2023 is $10.4 million.

In an accompanying announcement, the Company’s Board of Directors increased the regular quarterly dividend by 8.8% from $0.34 per share to $0.37 per share, payable on March 22, 2024, to shareholders of record as of March 8, 2024.

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SUPPLEMENTAL INFORMATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(in thousands, except share and per share data)
Net income	$19,181	$20,778	$62,108	$55,602
Less:
Net realized gains on investments	1,113	1,038	6,579	3,440
Net unrealized gains (losses) on equity securities	5,120	4,892	1,228	(8,092)
Tax effect (1)	(1,309)	(1,245)	(1,639)	977

Operating net income (2)	$14,257	$16,093	$55,940	$59,277

Average shareholders’ equity (3)	$314,167	$345,226	$304,942	$358,378
Less:
Average accumulated other comprehensive loss	(13,779)	(16,896)	(10,511)	(146)

Average adjusted shareholders’ equity (2)	$327,946	$362,122	$315,453	$358,524

Diluted weighted average common shares	19,220,250	19,209,279	19,226,021	19,321,717
Return on average equity (4)	24.4%	24.1%	20.4%	15.5%
Operating return on average adjusted equity (2)	17.4%	17.8%	17.7%	16.5%
Diluted earnings per share	$1.00	$1.08	$3.23	$2.88
Operating earnings per share (2)	$0.74	$0.84	$2.91	$3.07

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for February 22, 2024, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-794-2423 (Conference Code 9182860) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors on the business and operations of the Company and our policyholders and the market value of our investment portfolio. Additional factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$60,324	$55,647	$285,355	$276,110
Ceded premiums written	(4,365)	(2,690)	(16,621)	(10,527)

Net premiums written	$55,959	$52,957	$268,734	$265,583

Net premiums earned	$65,712	$66,073	$267,125	$271,698
Net investment income	8,077	7,642	31,339	27,223
Net realized gains on investments	1,113	1,038	6,579	3,440
Net unrealized gains (losses) on equity securities	5,120	4,892	1,228	(8,092)
Fee and other income	94	116	582	468

Total revenues	80,116	79,761	306,853	294,737

Expenses:
Loss and loss adjustment expenses incurred	36,455	36,524	148,263	152,316
Underwriting and other operating costs	18,988	17,421	78,313	72,032
Policyholder dividends	732	182	2,957	2,699
Provision for investment related credit loss expense (benefit)	(6)	(16)	(57)	44

Total expenses	56,169	54,111	229,476	227,091

Income before taxes	23,947	25,650	77,377	67,646
Income tax expense	4,766	4,872	15,269	12,044

Net income	$19,181	$20,778	$62,108	$55,602

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Basic EPS:
Net income	$19,181	$20,778	$62,108	$55,602

Basic weighted average common shares	19,159,911	19,131,271	19,149,080	19,233,241
Basic earnings per share	$1.00	$1.09	$3.24	$2.89
Diluted EPS:
Net income	$19,181	$20,778	$62,108	$55,602

Diluted weighted average common shares:
Weighted average common shares	19,159,911	19,131,271	19,149,080	19,233,241
Restricted stock and RSUs	60,339	78,008	76,941	88,476

Diluted weighted average common shares	19,220,250	19,209,279	19,226,021	19,321,717
Diluted earnings per share	$1.00	$1.08	$3.23	$2.88

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	December 31, 2023	December 31, 2022
	(unaudited)
Assets
Investments	$857,786	$888,987
Cash and cash equivalents	38,682	61,469
Amounts recoverable from reinsurers	129,963	125,677
Premiums receivable, net	132,861	121,713
Deferred income taxes	20,403	22,794
Deferred policy acquisition costs	17,975	17,401
Other assets	31,492	31,238

	$1,229,162	$1,269,279

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$673,994	$696,037
Unearned premiums	116,585	114,976
Insurance-related assessments	16,896	17,653
Other liabilities	129,236	123,181
Shareholders’ equity	292,451	317,432

Total liabilities and shareholders’ equity	$1,229,162	$1,269,279

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